As filed with the Securities and Exchange Commission on June 1, 2020
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Cellcom Israel Ltd.
(Exact Name of Registrant as Specified in its Charter)

Israel	4812	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification No.)	(I.R.S. Employer Identification No.)
	10 Hagavish Street Netanya 4250708, Israel (972) 52-998-9595 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cellcom Israel, Ltd. 2015 Share Incentive Plan (Full title of the Plan)

	C T CORPORATION SYSTEM 28 Liberty Street New York, New York 10005 (212) 590-9070

	(Name and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b‑2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for  complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Ordinary Shares of Cellcom Israel Ltd. (par value NIS 0.01) (“Ordinary Shares”)	10,000,000	$3.12	(2)	$31,200,000	$4,049.76

(1)
Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional Ordinary Shares which become issuable under the Cellcom Israel, Ltd. 2015 Share Incentive Plan, as amended (the “Plan”), by reason of any share dividend, share split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding ordinary shares of Cellcom Israel Ltd. (the “Company” or the “Registrant”) as a result of share splits, share dividends and antidilution provisions.

(2)
Estimated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices reported for an Ordinary Share on the New York Stock Exchange on May 26, 2020.

(3)	Rounded up to the nearest cent.

EXPLANATORY NOTE

This Registration Statement has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering an additional 10,000,000 Ordinary Shares that are issuable at any time or from time to time under the Plan.  Pursuant to General Instruction E, the contents of the Registration Statements on Form S-8 filed for the Plan with the Securities and Exchange Commission (the “Commission”) on August 13, 2015 (Registration No. 333-206338) and May 21, 2019 (Registration No. 333-231633), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, except as supplemented by the information set forth below.

Item 8. Exhibits.

Exhibit Number
4.1
Updated Articles of Association and Memorandum, incorporated by reference as Exhibit 1.1 to the Company’s Annual Report on Form 20-F, filed with the Commission on March 26, 2018 (Commission File No: 001-33271).

5.1	Opinion of Herzog Fox & Neeman (filed herewith).
23.1	Consent of Somekh Chaikin, a member of KPMG International (filed herewith).
23.2	Consent of Keselman & Keselman, a member of PricewaterhouseCoopers International (filed herewith)
23.3	Consent of Herzog Fox & Neeman (included in Exhibit 5.1).
24	Power of Attorney (included in the signature pages hereof).
99.1	Cellcom Israel, Ltd. 2015 Share Incentive Plan, as amended (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, the City of Netanya, State of Israel, on the 1st day of June, 2020.

CELLCOM ISRAEL LTD.

By:	/s/ Avi Gabbay
Name: Avi Gabbay
Title: Chief Executive Officer

CELLCOM ISRAEL LTD.

By:	/s/ Shlomi Fruhling
Name: Shlomi Fruhling
Title: Chief Financial Officer

POWER OF ATTORNEY

Know all persons by these presents, that each person whose signature appears below, constitutes and appoints each of Shlomi Fruhling and Liat Menahemi Stadler as his or her true and lawful attorney‑in‑fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys‑in‑fact and agents may deem necessary or advisable in order to enable Cellcom Israel Ltd. to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys‑in‑fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed this 1st day of June, 2020 by the following persons in the following capacities.

Signature	Title	Date
/s/ Avi Gabbay	Chief Executive Officer (Principal Executive Officer)	06/01/2020
Avi Gabbay
/s/ Shlomi Fruhling	Chief Financial Officer (Principal Financial and Accounting Officer)	06/01/2020
Shlomi Fruhling
/s/ Doron Cohen	Chairman of the Board and Director	06/01/2020
Doron Cohen
/s/ Mauricio Wior	Vice Chairman of the Board and Director	06/01/2020
Mauricio Wior
/s/ Aaron Kaufman	Director	06/01/2020
Aaron Kaufman
/s/ Ephraim Kunda	Director	06/01/2020
Ephraim Kunda
/s/ Gustavo Traiber	Director	06/01/2020
Gustavo Traiber
/s/ Varda Liberman	Director	06/01/2020
Varda Liberman
/s/ Shmuel Hauser	Director	06/01/2020
Shmuel Hauser
/s/ Samy Bakalash	Director	06/01/2020
Samy Bakalash

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director
Authorized Representative in the United States Date: June 1, 2020